EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated March 26, 2004, with respect to the consolidated financial statements of Avatech Solutions, Inc. included in the Current Report (Form 8-K) filed with the Securities and Exchange Commission.

Registration Statements on Form S-3:

Registration Number	Date Filed

333-50426	November 28, 2001

Registration Statements on Form S-8:

Registration Number	Description	Date Filed

333-14429	1996 Amended and Restated 1987 Stock Option Plan 1996 Equity Incentive Plan 1996 Non-Employee Directors’ Stock Option Plan Employee Stock Purchase Plan	October 18, 1996

333-56079	1996 Equity Incentive Plan Employee Stock Purchase Plan	June 4, 1998

333-59569	1998 Non-Officer Stock Option Plan	July 22, 1998

333-85939	1996 Equity Incentive Plan Employee Stock Purchase Plan 1998 Non-Officer Stock Option Plan	August 26, 1999

333-107017	Restricted Stock Award Plan	July 14, 2003

333-108354	2002 Stock Option Plan	August 29, 2003

/s/ Ernst & Young LLP

Baltimore, Maryland

July 2, 2004